INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INTERNATIONAL TRUST

       AGREEMENT made as of this _____ day of June, 2014 between SEI Investments Management Corporation
(the Adviser) and Henderson Global Investors (North
America) Inc. (the Sub-Adviser).
       WHEREAS, SEI Institutional International
Trust, a Massachusetts business trust (the Trust), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16,
1994, as amended, (the Advisory Agreement) with the Trust, pursuant to which the Adviser acts as investment adviser to each series of the Trust set forth on Schedule A attached hereto (each a Fund, and collectively, the Funds), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of a Fund, and the Sub-Adviser is willing to render such investment advisory services.

       NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the
Assets), including the purchase, retention and disposition of the Assets, in accordance with the Funds investment objectives, policies and restrictions as stated in each Funds prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time
(referred to collectively as the Prospectus), and subject to the following:

(a)	The Sub-Adviser shall, in consultation
with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by a Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall act in conformity with
the Trusts Declaration of Trust (as
defined herein),   Prospectus,
Compliance Policies and Procedures and
with the instructions and directions of
the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940
Act, the Internal Revenue Code of 1986,
as amended (the Code), and all other
applicable federal and state laws and
regulations, as each is amended from
time to time.

(c)	  	The Sub-Adviser shall determine
the Assets to be purchased, retained or
sold by a
      Fund as provided in subparagraph (a)
and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Compliance Policies and Procedures as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934, as amended (the
Exchange Act)).  Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including a Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers
(including brokers and dealers that are
affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trusts principal underwriter, or any affiliated person of any of the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission
(SEC) and the 1940 Act.


(d)	The Sub-Adviser shall maintain all books
and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule
31a-1 under the 1940 Act.  The Sub-
Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Advisers services under this
Agreement needed by the Adviser to keep
the other books and records of a Fund
required by Rule 31a-1 under the 1940
Act.  The Sub-Adviser agrees that all
records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Funds request; provided, however, that the
Sub-Adviser may retain a copy of such
records.  In addition, for the duration
of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions concerning a Funds Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)  	To the extent called for by the Trusts
Compliance Policies and Procedures, or as
	reasonably requested by a Fund, the Sub-
Adviser shall provide the Fund with
information and advice regarding Assets
to assist the Fund in determining the
appropriate valuation of such Assets.

(g)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

(h)	The Sub-Adviser shall promptly notify
the Adviser of any financial condition
that is reasonably likely to impair the
Sub-Advisers ability to fulfill its
commitment under this Agreement.

(i)	(i)	Except under the circumstances set
forth in subsection (ii), the Sub-
Adviser shall not be responsible
for reviewing proxy solicitation
materials or voting and handling
proxies in relation to the
securities held as Assets in a
Fund.  If the Sub-Adviser receives
a misdirected proxy, it shall
promptly forward such misdirected
proxy to the Adviser.

(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for
reviewing proxy solicitation
materials and voting proxies in
relation to the securities held as
Assets in a Fund.  As of the time
the Sub-Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(ii), the Adviser shall instruct
the custodian and other parties
providing services to a Fund to
promptly forward misdirected
proxies to the Sub-Adviser.

(iii)	The Sub-Adviser shall not be
required to render any legal
advice or initiate litigation with
respect to the Assets, including
but not limited to class action
and bankruptcy claims.
Notwithstanding the foregoing, at
the request of Adviser, Sub-
Adviser will use its commercially
reasonable efforts to assist the
Adviser with respect to such
litigation through the provision
of relevant information and/or
documentation.

(j)	In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund.  The
Sub-Adviser shall not provide investment advice to any assets of a Fund other than the Assets.

(k)	On occasions when the Sub-Adviser deems
the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients under the circumstances.

(l)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports and such
other information with regard to its
affairs as the Adviser or   Board of
Trustees may reasonably request.  The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is required to be
filed by the Adviser or the Trust with
the SEC or sent to shareholders under
the 1940 Act (including the rules
adopted thereunder) or any exemptive or
other relief that the Adviser or the
Trust obtains from the SEC.

       (m) 	With respect to the Assets of a Fund,
the Sub-Adviser shall file any required
reports with the SEC pursuant to Section 13(f) and
Section 13(g) of the Securities
Exchange Act of 1934, as amended and the rules and regulations thereunder.

	To the extent permitted by law the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers, employees, control affiliates or a third party; provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser.  The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trusts
Declaration of Trust (as defined herein), Prospectus, Compliance Policies and
Procedures, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such
Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the Declaration of Trust);

(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws); and

(c)	Prospectus of each Fund.

4.	Compensation to the Sub-Adviser.  For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets, excluding cash with respect to a Fund that is an equity fund, under the Sub-Advisers management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Advisers management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses) to the extent caused by or otherwise directly related to the negligence, bad faith, willful misconduct or reckless disregard of the Sub-
Advisers obligations under this Agreement;
provided, however, that the Sub-Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

	The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages
(including reasonable attorneys fees and other related expenses) to the extent caused by or otherwise directly related to the negligence, bad faith, willful misconduct or reckless disregard of the Advisers obligations under this Agreement; provided, however, that the Advisers obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-
Advisers own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination.  This Agreement
shall become effective upon approval by the Trusts Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment advisers receipt of compensation under Section 36(b) of the 1940
Act.

This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Compliance Program of the Sub-Adviser.  The
Sub-Adviser hereby represents and warrants that:

(a) 	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the Advisers Act), the Sub-
Adviser has adopted and implemented and
will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 7(b),
along with the policies and procedures
referred to in Paragraph 7(a), are
referred to herein as the Sub-Advisers
Compliance Program).

8.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide
to the Trusts Chief Compliance Officer
(CCO) the following documents:

(i) 	copies of all SEC examination
correspondences, including
correspondences regarding books
and records examinations and sweep
examinations, issued during the
term of this Agreement, in which
the SEC identified any concerns,
issues or matters (such
correspondences are commonly
referred to as deficiency letters)
relating to any aspect of the Sub-
Advisers investment advisory
business and the Sub-Advisers
responses thereto; provided that
the Sub-Adviser reserves the right
to redact any documents provided
pursuant to this section which
concern any findings or
correspondence regarding another
client of the Sub-Adviser or which
do not concern the Sub-Advisers
activities as a sub-adviser to
non-affiliated third party
clients;

(ii)	a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program with regard to
the services provided by the Sub-
Adviser under this Agreement;

(iii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program to the extent
that such changes affect the
services provided by the Sub-
Adviser under this Agreement;

(iv)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and

(v)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 8 of this
Agreement.

(b)	To the extent reasonably required to
enable a Fund to comply with Rule
38a-1 under the 1940 Act, the Sub-
Adviser shall also provide the
Trusts CCO with reasonable access,
during normal business hours, to
the Sub-Advisers facilities for
the purpose of conducting pre-
arranged on-site compliance
related due diligence meetings
with personnel of the Sub-Adviser
(which meetings may be held
telephonically).

9.	Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

10.	Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

11.	Notice.  Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Legal Department

To the Trusts CCO at:
SEI Investments Management
Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attention:  Russ Emery

To the Sub-Adviser at:
Henderson Global Investors (North
America) Inc.
737 N. Michigan Avenue, Suite 1700
Chicago, IL 60611
Attention:  Legal Department

With a copy to:

Henderson Global Investors
201 Bishopsgate,
London EC2M 3AEAttention:
Institutional Client Account
Management



 12.	Amendment of Agreement.  This Agreement may be
amended only by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

13.	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 14, each a Fund), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

14.	Miscellaneous.

(a)	A copy of the Declaration of Trust is on file
with the Secretary of State of the
Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b)	Where the effect of a requirement of the 1940
Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
Henderson Global Investors (North
America) Inc.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________




Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Henderson Global Investors (North America) Inc.

As of  June ___, 2014


SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund


Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Henderson Global Investors (North America) Inc.

As of June ___, 2014

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI Institutional International Trust

		International Equity Fund


The fee schedule below will be applied to the sum of the average daily value of the Assets of the International Equity Fund or any other Global
Developed Markets Equity Fund/SEI mutual fund or account (each a GDME Fund /Account, collectively the GDME Funds/Accounts) to which the Sub-Adviser may now or in the future provide portfolio management/sub-advisory services and: the average daily value of the Assets of any other international equity SEI mutual fund or account (each an International Equity
Fund/Account, collectively the International Equity
Funds/Accounts) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.

Each GDME Fund/Account and International Equity
Fund/Account will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the GDME Funds/Accounts and International Equity Funds/Accounts managed by Sub-
Adviser (as set forth below):
[Redacted] per annum of the average daily value of the Assets on the first $250 million;
[Redacted] per annum of the average daily value of the Assets over $250 million;
[Redacted] per annum of the average daily value of the Assets over $500 million.
As of the effective date of this Amendment Agreement the GDME Funds/Accounts and the International Equity
Funds/Accounts are as follows:
SEI Institutional International Trust
International Equity Fund;
(Canada) EAFE Equity Fund; and

SEI Global Master Fund plc the SEI Global
Developed Markets Equity Fund.




Agreed and Accepted:


SEI Investments Management Corporation
Henderson Global Investors (North
America) Inc.


By:

____________________________________

By:

____________________________________
Name:

____________________________________

Name:

____________________________________

Title:

____________________________________

Title:

____________________________________


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